EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 6 to Registration Statement (No. 333-116217) to Form SB-2 on Form S-1 of Ophthalmic Imaging Systems of our report dated March 27, 2008 relating to our audits of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Perry-Smith LLP

Sacramento, California
May 8, 2008